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                                                                    EXHIBIT 4.6

                     THIS CERTIFICATE IS NOT TRANSFERABLE

CERTIFICATE NUMBER C-1                             NUMBER OF COMMON SECURITIES:

                   CERTIFICATE EVIDENCING COMMON SECURITIES

                                      OF

                          U.S. HOME & GARDEN TRUST I

                           ______% COMMON SECURITIES
                 (LIQUIDATION AMOUNT $25 PER COMMON SECURITY)

         U.S. HOME & GARDEN TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that U.S. Home & Garden Inc. (the "Holder") is the registered owner of _________________ (_____________ ) common securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _____________, 1998, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of _____________, 1998.

                                           U.S. HOME & GARDEN TRUST I


                                           By:
                                              --------------------------
                                           Name:
                                           Title: Administrative Trustee